Exhibit 16.1

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
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15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038
TEL (212) 406-7CPA (7272) - FAX (212) 513-1930


                                       February 23, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Gentlemen:

We have read Item 4.01 of Form 8-K dated February 23, 2009 of Quest Minerals & Mining Corp. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item 4.01.


                                       Sincerely,

                                       /s/ Kempisty & Company CPAs PC
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                                       Kempisty & Company
                                       Certified Public Accounts, P.C.